Exhibit 99.1

HAMPSHIRE GROUP, LIMITED
STOCK SYMBOL: HAMP.PK

CONTACT:          Berns Communications Group, LLC
Jessica Liddell / Melissa Jaffin
(212) 994-4660

FOR IMMEDIATE RELEASE

HAMPSHIRE ANNOUNCES ACQUISITION OF RIO GARMENT

Transaction Offers Significant Opportunity to Grow Hampshire’s Core Business while
Providing Direct Access into Fast-Growing Specialty Store Channel

New York, NY, June 14, 2011… Hampshire Group, Limited (OTC Markets: HAMP.PK, www.hamp.com) today announced that it has entered into a definitive agreement to acquire Rio Garment S. de R.L. (“Rio”) for an aggregate purchase price of up to $23 million, payable up to $6.8 million in cash and $10.5 million in Hampshire stock, after the repayment in cash at closing of certain liabilities totaling approximately $5.7 million, under the terms and subject to the conditions of the agreement.  The acquisition is expected to be accretive to Hampshire’s 2011 operating results and will be a major contributor to the Company’s drive to achieve profitability and build shareholder value.  Founded in 2006, Rio is a leading Honduras-based apparel manufacturer, designing, sourcing and producing knit tops for retailers and distributors in the United States.

Key transaction highlights include:
●	Significant opportunity to grow Hampshire’s core business into the fast-growing specialty store channel;
●	Potential to expand Rio’s business into the department and chain store channels, leveraging Hampshire’s existing operating platform;
●	Addition of sophisticated and efficient supply chain and production controls; and
●	Infusion of additional management team with extensive sourcing and manufacturing expertise.

“This acquisition marks one of the most exciting and important steps in the new strategic direction of our Company,” said Heath Golden, CEO of Hampshire Group. “Rio’s innovative model is premised upon providing value-added services and process integration far beyond the traditional retailer-supplier relationship.  The desire of Rio’s owners, including Paul Buxbaum, CEO of Buxbaum Group, to become meaningful shareholders of Hampshire, is testament to their belief that Rio’s model can be grown and leveraged by way of Hampshire’s financial strength, core competencies and retailer and supplier relationships.”

Paul Buxbaum added, “Over the past several years at Rio, we have created a methodology that meets the ever changing and time sensitive needs of fashion retailers.  The cornerstone of this methodology is the development of an outstanding supply chain that fosters speed to market. Our collaboration with Hampshire will allow the combined company to further widen Rio’s supply chain to service Hampshire’s existing customer base as well new and diverse customers.”

Mr. Golden continued, “We are pleased to welcome the Rio management team to Hampshire.  With a track record of success, strong sourcing capabilities and a deep customer relationship, David Gren and his team will play a critical role as we move forward with our strategic plan to drive growth in the business.”

Based in San Pedro Sula, Honduras with 2010 net sales of $57 million, Rio was founded on the premise that Central America will best serve the 21st century needs of fashion retailers.  The Company manufactures knit tops primarily for specialty retailers, including Aeropostale, its largest customer.  Rio’s location in San Pedro Sula enables it to readily draw upon the extensive network of local textile and accessory suppliers and an abundant labor supply.  David Gren, General Manager of Rio, and his entire senior management team will continue to manage the day-to-day operations of Rio, reporting directly to Heath Golden.

Hampshire intends to finance the cash portion of the transaction through cash on hand.  The Company expects the transaction to close, subject to satisfaction of certain closing conditions, in the third quarter of 2011.  Upon closing of the transaction, Hampshire would also execute a stockholder rights agreement and a voting agreement with the sellers.  The stockholder rights agreement would give the sellers the right to designate two members to the Hampshire Board of Directors, and it is anticipated that Paul Buxbaum and Benjamin Yogel, Managing Director of MRC Capital Group and an investor in Rio, would then join the Board.  The stockholder rights agreement would also contain certain lock-up and standstill provisions that would impose limitations on the sellers’ ability to purchase or sell Hampshire stock.  The voting agreement would provide, among other things, that the sellers would vote for Hampshire nominees to the Board.

Marketing Management Group, Inc. (MMG) served as financial advisor and Willkie Farr & Gallagher LLP served as legal advisor to Hampshire in connection with the transaction.

About Hampshire Group
Hampshire Group, Limited is a leading U.S. provider of men’s sweaters, wovens and knits, and a designer and marketer of branded apparel. Its customers include leading retailers such as JC Penney, Kohl’s, Macy’s and Belk’s, for whom it provides trend-right, branded apparel. Hampshire licenses the Geoffrey Beene® and Dockers® labels for men’s sweaters, both of which are market leaders in their categories, and licenses JOE Joseph Abboud® for men’s sportswear. Hampshire’s owned brands include Spring+Mercer®, a more modern line featuring sweaters and knit and woven tops, and scott james™, a men’s specialty retailer and wholesale provider of apparel to upscale specialty stores.

About Rio Garment S. del R.L.
Rio Garment S. del R.L. is a full service apparel manufacturer located in San Pedro Sula, Honduras that provides full package FOB/LDP options to customers in the United States.  The Company develops and produces knits tops for both retailers and distributors, providing graphic design as well as product development and sourcing services to its customers.

About Buxbaum Group
Buxbaum Group has over a 30 year reputation as one of the leading liquidators of consumer products and appraisers of retail and wholesale inventories across North America, as well as a prominent distressed-debt advisory services investing firm. Based in Agoura Hills, California, over the past 10 years Buxbaum Group has invested in a variety of consumer product based businesses and actively participates in managerial and operational roles related to such investments.  More information on Buxbaum Group can be found at www.buxbaumgroup.com

Cautionary Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of certain factors that affect the Company's business. Risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward looking statements include, but are not limited to, the following: economic cycles that affect consumer spending; lack of an established public trading market for the Company’s common stock; decreases in business from or the loss of any of our key customers; financial instability experienced by our customers; chargebacks and margin support payments; loss or inability to renew certain licenses; the ability to anticipate consumer trends; use of foreign suppliers to manufacture our products and the increase of related costs; failure of our vendors to use acceptable ethical business practices; failure to deliver quality products in a timely manner; potential problems with our distribution system; labor disruptions; failure, inadequacy, interruption or security lapse in information technology; failure to successfully compete; challenges integrating businesses we have acquired or may acquire; unanticipated results from the resolution of tax matters; loss of certain key personnel; the stockholders’ rights plan; and global, political and economic conditions.

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